EXHIBIT 31.3

CERTIFICATION

I, Jeremiah Silkowski, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of SQN AIF IV, L.P.; and

2.	Based on my knowledge, this report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 15, 2019

/s/ Jeremiah Silkowski
Jeremiah Silkowski
Chief Financial Officer
(Principal Financial Officer)